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                                                                   Exhibit 21.1



                       Entity                                 Jurisdiction
                       ------                                 ------------

1.       Trim Systems, Inc.                                     Delaware

2.       Trim Systems Operating Corp.                           Delaware

3.       Trim Systems LLC                                       Delaware

4.       Tempress, Inc.                                        Washington

5.       CVG International Holdings Limited                     Barbados


6.       CVG (Shanghai), Co. LTD.                                China

7.       CVS Holdings Limited                                United Kingdom

8.       Commercial Vehicle Systems Limited                  United Kingdom

9.       Bostrom Limited                                     United Kingdom

10.      Bostrom Investments Limited                         United Kingdom

11.      KAB Seating LLC                                     United Kingdom

12.      Bostrom International Limited                       United Kingdom


13.      KAB Seating, AB                                         Sweden

14.      KAB Seating, Pty                                      Australia

15.      KAB Seating, S.A.                                      Belgium

16.      National Seating Company                               Delaware


17.      KAB Seating Limited                                 United Kingdom

18.      A. Stokes Pressings Limited                         United Kingdom

19.      Wilton & Co. Pressings Limited                      United Kingdom

20.      Bostrom Specialist Engineering Limited              United Kingdom

21.      Winston Cable Limited                               United Kingdom

22.      JMH Limited                                         United Kingdom

23.      KAB Tooling Limited                                 United Kingdom



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24.      Bostrom Europe                                     United Kingdom

25.      The C&P Jig & Tool Limited                         United Kingdom

26.      BB Seating Limited                                 United Kingdom

27.      Palmer & Shelley Limited                           United Kingdom

28.      AJW Holdings Limited                               United Kingdom

29.      KAB Industries Limited                             United Kingdom

30.      Corvus Suspension Products Limited                 United Kingdom

31.      KAB Pressings Limited                              United Kingdom

32.      KAB Components Limited                             United Kingdom

33.      AJ Williams Small Pressings Limited                United Kingdom

34.      Bostrom Vehicle Components Limited                 United Kingdom

35.      Inbark Limited                                     United Kingdom

36.      KAB Engineering Limited                            United Kingdom


37.      CVS Holdings, Inc.                                    Delaware

38.      Commercial Vehicle Systems, Inc.                      Delaware


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